UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2019

Top Image Systems Ltd.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-14552

Israel (State of Incorporation or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Mixer House, Rokach Blvd 101, Tel Aviv, Israel (Address of Principal Executive Offices)	6153101 (Zip Code)

Registrant’s Telephone Number, including area code: 972-3-7679100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 3, 2019, Top Image Systems Ltd., a company organized under the laws of the State of Israel (“TIS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kofax, Inc., a company organized under the Laws of the State of Delaware ("Ultimate Parent"), Kofax Holdings International Ltd., a private limited company incorporated under the Laws of England and Wales (“Parent”), and Tornely Ltd., a company organized under the Laws of the State of Israel and a wholly owned direct subsidiary of Parent (“Merger Sub”).  Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into TIS (the “Merger”) with TIS being the surviving corporation of the Merger.

At the effective time of the Merger (the “Effective Time”), each (i) TIS Ordinary Share, par value NIS 0.04 per share (other than treasury shares), shall automatically be converted into and represent the right to receive $0.86 (the “Merger Consideration”); (ii) TIS restricted share unit (“TIS RSU”) shall be canceled in exchange for the right to receive the Merger Consideration; and (iii) option to purchase Ordinary Shares of TIS (“TIS Option”) shall be canceled in exchange for the right to receive a lump sum cash payment equal to the positive difference (if any) between the Merger Consideration and the exercise price of such TIS Option.  Given that the exercise price of all TIS Options is greater than the Merger Consideration, all TIS Options, whether vested or unvested, will be cancelled upon consummation of the Merger without payment of any consideration.   The aggregate consideration payable for all TIS Ordinary Shares, TIS RSUs and TIS Options is $16,028,184.

At the closing of the Merger, Parent shall pay, or cause to be paid, the indebtedness due and owing by TIS to HCP-FVE, LLC.

The board of directors (the “Board”) of TIS has unanimously approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, TIS and its shareholders, and has resolved to recommend that TIS’s shareholders approve the Merger Agreement.

TIS has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to participate in any discussions concerning, or provide non-public information in connection with, any unsolicited acquisition proposals. However, the Board may, subject to certain conditions, change its recommendation in favor of approval of the Merger Agreement if, in connection with receipt of a superior proposal, it determines in good faith, after consultation with independent financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to TIS shareholders under applicable law.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (i) approval of the Merger Agreement by TIS’s shareholders; (ii) receipt of regulatory approvals, including receipt of the merger certificate from the Israeli Companies Registrar and the expiration or termination of any waiting period under Israeli law; (iii) there being no statute, judgment, injunction, order or decree prohibiting consummation of the transactions contemplated under the Merger Agreement; (iv) subject to certain exceptions, filing of all reports by TIS required to be filed by it with the Securities and Exchange Commission (the “SEC”); (v) subject to specified materiality standards, the continuing accuracy of certain representations and warranties of each party; (vi) continued compliance by each party in all material respects with its covenants; (vii) no event having occurred that has had, or would reasonably likely to have, a Material Adverse Effect (as defined in the Merger Agreement) on TIS; and (viii) TIS having delivered to Parent a payoff letter for all indebtedness for borrowed money and factoring arrangements.

TIS has made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of TIS business between the date of the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement. None of the representations and warranties in the Merger Agreement survives the closing of the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for both TIS and Parent including upon (i) an uncured breach by the other party which results in the failure of a closing condition, (ii) the failure to receive the approval of the Merger Agreement by TIS shareholders, and (iii) the Board changing its recommendation in favor of the Merger Agreement. The Merger Agreement further provides that, upon termination of the Merger Agreement, in connection with TIS entering into an acquisition agreement for a superior proposal, following a change in recommendation of the Merger Agreement by the Board or in  where TIS's shareholders fail to approve the Merger Agreement and a known competing acquisition proposal is subsequently consummated, TIS may be required to pay Parent a termination fee of $560,986, an amount equal to 3.5% of the equity value of TIS.  In addition, if the Merger Agreement is terminated by Parent due to the failure of TIS to obtain the requisite shareholder vote or due to an uncured willful breach by the Company, then TIS shall be obligated to reimburse Parent for up to $750,000 of its out-of-pocket fees and expenses.  Either TIS or Parent may terminate the Merger Agreement if the closing of the Merger has not occurred on or before June 3, 2019 (one hundred twenty (120) days from the date of the Merger Agreement).

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The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about TIS, Ultimate Parent, Parent or Merger Sub, or to modify or supplement any factual disclosures about TIS in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of TIS, Parent and Merger Sub made solely for purposes of the Merger Agreement and which may be subject to important qualifications, confidential disclosures and limitations agreed to by TIS, Parent and Merger Sub in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties were made only as of specified dates, may be subject to a contractual standard of materiality different from those generally applicable to TIS’s SEC filings or may have been used for purposes of allocating risk among TIS, Parent and Merger Sub rather than establishing matters as facts.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

In addition, certain shareholders, including TIS’s chief executive officer, Brendan Reidy, Izhak Nakar, a director of TIS, and certain entities affiliated with Donald R. Dixon, chairman of the Company, have entered into a voting agreement with Parent concurrently with the entry into the execution of the Merger Agreement (the “Voting Agreement”). The Voting Agreement provides that such shareholders will vote their Ordinary Shares in favor of the Merger and the other transactions contemplated in the Merger Agreement, on the terms and subject to the conditions set forth in the Voting Agreement. TIS is not a party to the Voting Agreement.

The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting Agreement, which is attached as Exhibit A to the Merger Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01 Other Events

On February 4, 2019, the Company issued a press release relating to the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

TIS plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the proposed transaction. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT TIS, PARENT, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the Proxy Statement and the other documents filed with the SEC by TIS through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement by phone, e-mail or written request by contacting the investor relations department of TIS at the following:

PARTICIPANTS IN THE SOLICITATION

TIS and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information regarding TIS’s directors and executive officers is contained in TIS Form 20-F for the year ended December 31, 2017 and its proxy statement dated September 8, 2017, which are filed with the SEC. A more complete description will be available in the Proxy Statement.

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SAFE HARBOR

In this communication, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 and our other periodic filings with the SEC, as well as (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect TIS’s business and the price of the common stock of TIS, (ii) the failure to satisfy of the conditions to the consummation of the Merger, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the transaction on TIS’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management's attention from TIS’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the transaction, (viii) interests of directors in matters related to the Merger, and (ix) the risk that we will need to pay a termination fee to Parent. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this communication, whether as a result of new information, future events or otherwise.

NO OFFER OR SOLICITATION

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated as of February 3, 2019, by and among Top Image Systems Ltd., a company formed under the laws of Israel, Kofax, Inc., a company organized under the Laws of the State of Delaware, Kofax Holdings International Ltd., a private limited company incorporated under the Laws of England and Wales (“Parent”), and Tornely Ltd., a company organized under the Laws of the State of Israel and a wholly owned direct subsidiary of Parent.

99.1	Press Release issued by Top Image Ltd. on February 4, 2019.

* TIS has omitted schedules, exhibits and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. TIS will furnish a copy of such omitted document to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOP IMAGE SYSTEMS LTD.

By:	/s/ Brendan Reidy
Name: Brendan Reidy
Title: Chief Executive Officer

Dated: February 4, 2019

EXHIBIT INDEX

Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated as of February 3, 2019, by and among Top Image Systems Ltd., a company formed under the laws of Israel, Kofax, Inc., a company organized under the Laws of the State of Delaware, Kofax Holdings International Ltd., a private limited company incorporated under the Laws of England and Wales (“Parent”), and Tornely Ltd., a company organized under the Laws of the State of Israel and a wholly owned direct subsidiary of Parent.

99.1	Press Release issued by Top Image Ltd. on February 4, 2019.

* TIS has omitted schedules, exhibits and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. TIS will furnish a copy of such omitted document to the SEC upon request.